Exhibit 17(d)

                               FORM OF PROXY CARD


                      REGIONS MORGAN KEEGAN SELECT FUNDS


                        SPECIAL MEETING OF SHAREHOLDERS


                              [          ], 2009


This proxy is solicited on behalf of the Board of Trustees of Regions Morgan
Keegan Select Funds, on behalf of its series, [     ] (the "RMK Fund"). The
undersigned hereby appoints [     ] and [     ], each of them (with full powers
of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the above-referenced RMK Fund at the Special Meeting of
Shareholders to be held at [  :  ] [a.m./p.m.], Eastern time, on [        ],
2009, at the offices of [        ], [    ], and any adjournment thereof (the
"Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof. The proxies intend to vote with management on any such other business properly brought before the Meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting of Shareholders and combined Proxy Statement and Prospectus.

                                Date: [        ], 2009


                                YOUR VOTE IS VERY IMPORTANT.
                                PLEASE COMPLETE, SIGN, DATE AND RETURN
                                THE ENCLOSED PROXY CARD PROMPTLY.


                                ------------------------------------------------

                                ------------------------------------------------
                                Signature(s) of Shareholder(s) (Sign in the Box)


                                Note: Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.
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            NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED
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YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.
THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.


Your Board of Trustees recommends that you vote "FOR" Proposal [     ].


[  ].  To approve the Agreement and Plan of Reorganization.


       Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this Proposal.


       FOR             AGAINST             ABSTAIN
          -----------         -----------         -----------


[ ]. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


                  WE NEED YOUR VOTE BEFORE [         ], 2009.


                    PLEASE SIGN AND DATE THE REVERSE SIDE.